Exhibit g(2)


                          Variable Annuity Portfolios
                               6 St. James Avenue
                          Boston, Massachusetts 02116

                              __________ __, 1999

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

        Re:    Variable Annuity Portfolios - Custodian Contract

Ladies and Gentlemen:

     Pursuant to Section 17 of the Custodian Contract dated as of November 8, 1996 (the "Contract"), between Variable Annuity Portfolios (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that CitiSelect VIP Folio 100 be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

     Please sign below to evidence your agreement to render such services as custodian on behalf of the Series as a beneficiary under the Contract.

                          VARIABLE ANNUITY PORTFOLIOS

                          By:

                          Title:


Agreed:
STATE STREET BANK AND TRUST COMPANY

By:

Title: